Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2025, with respect to the statutory financial statements of Protective Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated by reference.

/s/ KPMG LLP

Birmingham, Alabama

August 8, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 11, 2025, with respect to the financial statements of the subaccounts that comprise PLICO Variable Annuity Account S, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated by reference.

/s/ KPMG LLP

Birmingham, Alabama

August 8, 2025